    As filed with the Securities and Exchange Commission on February 28, 2000


                                            Registration No. 333-______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                            K-TEL INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                 --------------

     MINNESOTA                         3652                      41-0946588
  (State or Other                (Primary Standard            (I.R.S. Employer
  Jurisdiction of                   Industrial                 Identification
   Incorporation            Classification Code Number)              No.)
  Or Organization)

                            2605 FERNBROOK LANE NORTH
                        MINNEAPOLIS, MINNESOTA 55447-4736
          (Address, including Zip Code, of Principal Executive Offices)
                               ------------------
                            K-TEL INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN

                            K-TEL INTERNATIONAL, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)
                               ------------------

      STEVEN A. KAHN                                COPIES TO:
      Chief Financial Officer                       AVRON L. GORDON, ESQ.
      K-tel International, Inc.                     JAMES R. SANKOVITZ, ESQ.
      2605 Fernbrook Lane North                     Briggs and Morgan,
      Minneapolis, MN 55447-4736                    Professional Association
      (612) 559-6800                                2400 IDS Center
      (Name, Address, including Zip Code,           Minneapolis, MN  55402-2157
      and Telephone Number, including               (612) 334-8400
      Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                              PROPOSED           PROPOSED
                                                                              MAXIMUM            MAXIMUM         AMOUNT OF
                                                        AMOUNT TO BE       OFFERING PRICE       AGGREGATE      REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)         PER SHARE        OFFERING PRICE        FEE
===================================================  ==================  ==================   ==============   ==============

K-TEL INTERNATIONAL, INC.
1997 STOCK OPTION PLAN
  Options to purchase Common Stock . . . . . . . .       1,500,000              N/A                N/A              N/A
  Common Stock (par value $0.01) . . . . . . . . .    1,500,000 shares       $5.28 (2)        $7,920,000.00      $2,090.88

K-TEL INTERNATIONAL, INC.
1998 NON-QUALIFIED STOCK OPTION AGREEMENT
  Option to purchase Common Stock  . . . . . . . .        200,000               N/A                N/A              N/A
  Common Stock (par value $0.01) . . . . . . . . .     200,000 shares        $6.50 (3)        $1,300,000.00       $343.20

K-TEL INTERNATIONAL, INC.
1999 NONQUALIFIED STOCK OPTION AGREEMENTS
  Options to purchase Common Stock . . . . . . . .         15,000               N/A                N/A              N/A
  Common Stock (par value $0.01) . . . . . . . . .      15,000 shares        $8.7313 (3)        $130,969.50        $34.58
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the K-tel International, Inc. 1997 Stock Option Plan and K-tel International, Inc. Nonqualified Stock Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on February 24, 2000.
(3) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.

==============================================================================

REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed by K-tel International, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 1,500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the Company's 1997 Stock Option Plan (the "Plan"), 200,000 shares of Common Stock, issuable pursuant to the exercise of a 1998 Nonqualified Stock Option Agreement issued to Lawrence Kieves in 1998 and 15,000 shares of Common Stock, issuable pursuant to the exercise of 1999 Nonqualified Stock Option Agreements issued to three non-employee directors of the Company in 1999. 600,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on October 15, 1998 (Registration No. 333-65755) and 1,400,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 16, 1999 (Registration No. 333-74471). The information contained in the Company's Form S-8 Registration Statements dated October 15, 1998, and March 16, 1999, are hereby incorporated by reference in this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold:

      - Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Commission on September 28, 1999;

      - Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999;

      - Current Reports on Form 8-K filed on October 8, 1999, December 16, 1999 and January 21, 2000.

      - Definitive Schedule 14A (Proxy Statement) filed with the Commission on December 6, 1999; and

      - Description of our common stock contained in our Current Report on Form 8-K filed with the Commission on June 2, 1999.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article V, Section 5.01 of our Bylaws provides that we shall indemnify persons to the extent required by Minnesota Statutes, section 302A.521. Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of a corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description

5.1            Opinion of Briggs and Morgan, Professional Association.

10.1           K-tel International, Inc. 1997 Stock Option Plan, as amended.

10.2 K-tel International, Inc. Nonqualified Stock Option Agreement issued October 19, 1998.

10.3           Form of K-tel International, Inc. Nonqualified Stock Option
               Agreements for 5,000 shares issued February 25, 1999.

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

24.1           Powers of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 28th day of February, 2000.

                                         K-TEL INTERNATIONAL, INC.


                                         By /s/ Philip Kives
                                           -----------------------------------
                                           Philip Kives
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Kives and Steven A. Kahn as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on the dates and in the capacities indicated.


                  NAME                                     TITLE                           DATE
                  ----                                     -----                           ----
/s/ Philip Kives                          Chairman of the Board, Chief Executive     FEBRUARY 28, 2000
--------------------------------          Officer and Director (Principal            -----------------
Philip Kives                              Executive Officer)


/s/ Steven A. Kahn                        Vice President and Chief Financial         FEBRUARY 28, 2000
--------------------------------          Officer (Principal Financial Officer       -----------------
Steven A. Kahn                            and Principal Accounting Officer)


/s/ Lawrence Kieves                       Director                                   FEBRUARY 28, 2000
--------------------------------                                                     -----------------
Lawrence Kieves


/s/ Herbert Davis                         Director                                   FEBRUARY 28, 2000
--------------------------------                                                     -----------------
Herbert Davis


/s/ Jay William Smalley                   Director                                   FEBRUARY 28, 2000
--------------------------------                                                     -----------------
Jay William Smalley



                  NAME                                     TITLE                           DATE
                  ----                                     -----                           ----

/s/ David Wolinsky                        Director                                  FEBRUARY 28, 2000
---------------------------------                                                   -----------------
David Wolinsky


/s/ Dennis W. Ward                        Director                                  FEBRUARY 28, 2000
---------------------------------                                                   -----------------
Dennis W. Ward

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
5.1               Opinion of Briggs and Morgan, Professional Association.

10.1              K-tel International, Inc. 1997 Stock Option Plan, as amended.

10.2 K-tel International, Inc. Nonqualified Stock Option Agreement issued October 19, 1998.

10.3              Form of K-tel International, Inc. Nonqualified Stock Option
                  Agreements for 5,000 shares issued February 25, 1999.

23.1              Consent of Briggs and Morgan, Professional Association
                  (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP.

24.1              Powers of Attorney (included on Signature Page).

                                     II-6